                               1,200,000 SHARES

                            METROGOLF INCORPORATED

                                 COMMON STOCK

                            UNDERWRITING AGREEMENT




September __, 1996



Laidlaw Equities, Inc.
100 Park Avenue
New York, New York  10017

Cruttenden Roth Incorporated
18301 Von Karman
Irvine, California  92715

     As Representatives of the Several Underwriters


Ladies and Gentlemen:

     MetroGolf Incorporated, a Colorado corporation (the "Company"), proposes to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), an aggregate of One Million Two Hundred Thousand (1,200,000) shares (the "Company Shares") of Common Stock, no par value, of the Company (the "Common Stock"). In addition, solely to cover overallotments in connection with the sale of the Company Shares, the Company proposes to grant to the Underwriters an option to purchase an additional number of shares not exceeding One Hundred Eighty Thousand (180,000) shares in the aggregate. The shares subject to the option are herein called the "Option Shares." The Company Shares and any Option Shares purchased pursuant to this Underwriting Agreement are sometimes hereinafter collectively referred to as the "Shares." As used in this Agreement, the term "Underwriter" includes any party substituted for an Underwriter under Section 13 hereof. Unless the context otherwise requires, the term the "Company" shall mean and include MetroGolf

Incorporated, each of its subsidiaries and each limited partnership of which a subsidiary of MetroGolf Incorporated is general partner.

     The Company also hereby confirms its agreement to issue to the Representatives (each individually) a warrant for the purchase of _______________ (______) shares of the Common Stock as described in Section 5 hereof (each, a "Representative's Warrant"), contingent upon the purchase by the Underwriters of the Company Shares. The shares issuable upon exercise of the Representative's Warrants are referred to in this Underwriting Agreement as the "Warrant Shares."

     As Representatives, you have advised the Company that: (i) you are authorized to enter into this Underwriting Agreement on behalf of the Underwriters and (ii) the Underwriters are willing, acting severally and not jointly, to purchase the numbers of the Company Shares, aggregating One Million Two Hundred Thousand (1,200,000) shares, set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares purchased if you elect to exercise the overallotment option in whole or in part for the accounts of the Underwriters.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-06151) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). The registration statement, as amended, including the information (if any) deemed to be part thereof pursuant to Rule 430A under the Act, is herein called the "Registration Statement." The form of prospectus first filed by the Company with the Commission pursuant to Rules 424(b) and 430A under the Act is herein called the "Prospectus." Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective or filed with the Commission pursuant to Rule 424(a) under the Act is referred to herein as a "Preliminary Prospectus." Any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or the Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be. Copies of the Registration Statement, including all exhibits and schedules thereto and documents incorporated by reference therein, any amendments thereto and all Preliminary Prospectuses have been delivered to you.

     1.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

               (i) The Registration Statement has been declared effective under the Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. No stop order suspending the effectiveness of the Registration Statement has been issued, and, to the Company's knowledge, no proceeding for that purpose has been instituted or threatened by the Commission.

               (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission promulgated thereunder and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the Company makes no representation or warranty as to information contained in or omitted in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, expressly for use in the preparation thereof.

               (iii) The Registration Statement conforms, and each Preliminary Prospectus and the Prospectus and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act and the rules and regulations thereunder. Neither the Registration Statement nor any amendment thereto, and neither the Prospectus nor any Preliminary Prospectus or any supplement to the Prospectus, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus or any Preliminary Prospectus, or any such amendment or supplement to the Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, expressly for use in the preparation thereof.

               (iv) The Company has been duly organized and is validly existing in good standing under the laws of the state of its incorporation or organization. The Company's subsidiaries and each limited partnership of which any subsidiary is general partner are listed in Exhibit A hereto. The Company has the power and authority to own or lease its properties and conduct its business as described in the Prospectus, and is duly qualified to transact business as a foreign corporation or limited partnership, as the case may be, in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification and the failure to so qualify would have a material adverse effect on the business, condition (financial or otherwise), results of operations, shareholders' equity or prospects of the Company ("Adverse Effect").

               (v) The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The Shares to be issued and sold by the Company to the Underwriters pursuant to this Agreement have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and nonassessable. The Warrant Shares have been duly authorized and reserved for issuance and, when issued and paid for pursuant to the terms of the Representative's Warrants, will be validly issued, fully paid and nonassessable. Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of capital stock of the Company pursuant to the Company's Articles of Incorporation, or Certificate of Limited Partnership and agreement of limited partnership, as the case may be, Bylaws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Except as described in the Prospectus, neither the filing of the Registration Statement nor the offering or the sale of the Shares as contemplated by this Agreement gives rise to any rights for, or relating to, the registration of any shares of capital stock or other securities of the Company, except such rights which have been validly waived or satisfied or which are not exercisable with respect to the offering of the Shares. Except as described in the Prospectus, there are no outstanding options, warrants, agreements, contracts or other rights to purchase or acquire from the Company any shares of its capital stock or any securities convertible into shares of the Company's capital stock. Upon the closing of the offering of the Shares the Company will have the authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus. The outstanding capital stock of the Company conforms, and the Shares to be issued by the Company to the Underwriters will conform, to the description thereof contained in the Prospectus.

               (vi) The financial statements (including any pro forma financial statements), together with the related notes and schedules included or incorporated by reference in the Registration Statement and Prospectus, present fairly the financial position, results of operations and changes in financial position of the Company on the basis stated in the Registration Statement, at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made, except as otherwise stated therein. No other financial statements or schedules are required to be included in the Registration Statement. The selected consolidated and pro forma financial data included in the Registration Statement present fairly the information shown therein on the basis stated in the Registration
Statement and have been compiled on a basis consistent with the financial statements presented therein.

               (vii) There is no action or proceeding pending or, to the knowledge of the Company, threatened or contemplated against the Company before any court or administrative or regulatory agency which, if determined adversely to the Company, would, individually or in the aggregate, result in an Adverse Effect, except as set forth in the Registration Statement.

               (viii) The Company has good and marketable title to all properties and assets reflected as owned in the financial statements hereinabove described or in the Prospectus, in each case free and clear of all liens, encumbrances and defects, except (i) such as are described in the Prospectus,
(ii) for taxes not yet due and payable, or (iii) such that do not substantially affect the value of such properties and assets and do not materially interfere with the use made and proposed to be made of such properties and assets by the Company; and any real property and buildings held under lease by the Company are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company. The Company has not committed a breach of or violated any such lease in any material respect and is not aware of any such breach or violation on the part of the other party to any such lease.

               (ix) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, (A) there has not been any Adverse Effect, or any development involving a prospective Adverse Effect, whether or not occurring in the ordinary course of business, (B) there has not been any transaction not in the ordinary course of business entered into by the Company which is material to the Company, other than transactions described in or contemplated by the Registration Statement, as it may be amended or supplemented, (C) the Company has not incurred any material liabilities or obligations which are not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company other than transactions described in or contemplated by the Registration Statement, as it may be amended or supplemented, (D) the Company has not sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (E) except as contemplated by the Registration Statement, as it may be amended or supplemented, there has not been any change in the capital stock of the Company or any material increase in the short-term or long-term debt (including capitalized lease obligations) of the Company, and (F) except as contemplated by the Registration Statement, as it may be amended or supplemented, there has not been any issuance of warrants, options, convertible securities or other rights to purchase or acquire any capital stock of the Company.

               (x) The Company is not in violation of or in default under its Articles of Incorporation, or Certificates of Limited Partnership and agreements of limited partnership, as the case may be, or Bylaws, or any statute, rule, regulation, order, judgment, decree or authorization of any governmental or administrative agency, court or other body having jurisdiction over the Company or any of its properties, or any indenture, mortgage, deed of trust, loan agreement, lease, franchise, license or other agreement or instrument to which the Company is a party or by which it is bound or to which any property or assets of the Company are subject, which violation or default would have an Adverse Effect.

               (xi) The issuance and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not violate any provision of the Articles of Incorporation, or Certificates of Limited Partnership and agreements of limited partnership, as the case may be, or Bylaws of the Company or any statute, rule, regulation, order, judgment, decree or authorization of any governmental or administrative agency, court or other body having jurisdiction over the Company or any of its properties, and will not conflict with, result in a breach or violation of, or constitute, either by itself or upon notice or passage of time or both, a default under any indenture, mortgage, deed of trust, loan agreement, lease, franchise, license or other contract, agreement or instrument to which the Company is a party or by which the Company is bound or to which any property or assets of the Company are subject, other than conflicts or defaults that will not have an Adverse Effect. No approval, consent, order, authorization, designation, declaration or filing by or with any governmental or administrative agency, court or other body is required for the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated, except as may be required under the Act, the Exchange Act or any state securities or blue sky laws.

               (xii) The Company holds, and is operating in compliance with, all licenses, authorizations, approvals, certificates and permits from governmental and regulatory authorities, foreign and domestic, which are necessary to the conduct of its business as described in the Prospectus, except where the failure to so hold or comply would not have an Adverse Effect.

               (xiii) No labor disturbance or dispute by the employees or consultants or contractors to the Company exists, or to the Company's knowledge, is threatened which could reasonably be expected to have an Adverse Effect.

               (xiv) The Company has the corporate power and authority to enter into this Agreement and the Representative's Warrants and to authorize, issue and sell the Shares and the Warrant Shares as contemplated hereby and by the Representative's Warrants. This Agreement has been duly and validly authorized, executed and delivered by the Company.


               (xv) BDO Seidman, LLP, which has certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the rules and regulations of the Commission promulgated thereunder.

               (xvi) The Company has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of the Common Stock.

               (xvii) The Company's applications for listing on the Nasdaq SmallCap Market ("Nasdaq") and the Boston Stock Exchange ("BSE") have been approved.

              (xviii) The Company has obtained and delivered to the Representatives written agreements, in form and substance satisfactory to the Representatives, of each of its directors and executive officers named in
Schedule II hereto, that, subject to the terms of such written agreements, no offer, sale, contract to sell, other disposition of any Common Stock of the Company will be made for a period of 13 months after the effective date of the Registration Statement, directly or indirectly, by such holder otherwise than with the prior written consent of the Representatives.

               (xix) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company, provided that the Company makes no representation as to any materials distributed by the Underwriters at any "road show" or other marketing meeting.

               (xx) The Company has filed all federal, state, local and foreign tax returns or reports required to be filed by it and has paid in full all taxes indicated by said returns or reports and all assessments received by it to the extent that such taxes have become due and payable, except where the Company is contesting in good faith such taxes and assessments and has posted a bond or other security in the amount of the contested taxes.

               (xxi) The Company maintains at least $1 million in "key man" insurance on the lives of each of Charles D. Tourtellotte and J. D. Finley, with nationally recognized life insurance companies and with death benefits payable exclusively to the Company, and will continue to maintain such life insurance for a period ending no earlier than the third anniversary of the effective date of the Registration Statement. In addition, the Company maintains insurance of the type and in the amounts generally deemed adequate for its business and consistent with insurance coverage maintained by similar companies and businesses, including, without limitation, product liability insurance and insurance covering all real and personal property owned or leased by it, all of which is in full force and effect.

               (xxii) To the Company's knowledge, none of the Company's officers, directors or security holders, other than Kevin Wood, Jack F. Lasday, Gregg D. and Laurie B. Pollack, John S. Gallop, Edward Lainfiesta, John Daniel, J.B. Bocklet, Jr., Christopher D. Jennings, Edmond J. Harris and Rodman & Renshaw, Inc. has any affiliation with the National Association of Securities Dealers, Inc.

               (xxiii) The Company intends to apply the proceeds from the sale of the Shares by it to the purposes and substantially in the manner set forth under "Use of Proceeds" in the Prospectus.

               (xxiv) To the Company's knowledge, no person is entitled, directly or indirectly, to compensation from the Company or the Underwriters for services as a finder in connection with the transactions contemplated by this Agreement.

               (xxv) The conditions for use of a registration statement on Form S-1 for the distribution of the Shares have been satisfied with respect to the Company.

               (xxvi) To the Company's knowledge, it has not offered or sold any securities in violation of Section 5 of the 1933 Act or in violation of any other federal or state securities laws or regulations.

               (xxvii) The Company has complied and will comply with all provisions of Florida Statutes Section 517.075 (Chapter 92-198, Laws of Florida). Neither the Company, nor any affiliate thereof, does business with the government of Cuba or with any person or affiliate located in Cuba.

          (b) Any certificate signed by any officer of the Company and delivered to the Representatives or counsel to the Underwriters shall be deemed to be a representation and warranty of the Company to each Underwriter as to the matters covered thereby.

     2.   PURCHASE AND SALE; DELIVERY AND PAYMENT.

          (a) On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each of the Underwriters, and the Underwriters agree, severally and not jointly, to purchase, at a purchase price equal to __________________ (___%) of the per share price to public of $______, the respective amount of Company Shares set forth opposite such Underwriter's name in Schedule I hereto. The Underwriters will collectively purchase all of the Company Shares if any are purchased.

          (b) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase an aggregate of up to One Hundred Eighty Thousand (180,000) Option Shares, at the same purchase price as the Company Shares, for use solely in covering any overallotments made by the Underwriters in the sale and distribution of the Company Shares. The option granted hereunder may be exercised at any time (but not more than once) within 45 days after the date on which the Registration Statement is declared effective under the Act, as described in Section 1(a)(i) hereof (the "Effective Date") upon notice (confirmed in writing) by the Representatives to the Company setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option and the date on which certificates for such Option Shares are to be delivered. Option Shares shall be purchased severally for the account of each Underwriter in proportion to the number of Company Shares set forth opposite the name of such Underwriter in Schedule I hereto.

          (c) The Company will deliver the Company Shares to the Representatives at the offices of Laidlaw Equities, Inc., 100 Park Avenue, New York, New York 10017, unless some other place is agreed upon, at 10:00 a.m., Eastern Daylight time, against payment of the purchase price as set forth in Section 2(a), on the third full business day after commencement of the offering or, if the offering commences after 4:30 p.m., Eastern Daylight Time, on the fourth full business day after commencement of the offering, or such earlier time as may be agreed upon by the Representatives and the Company, such time and place being herein referred to as the "First Closing Date."

          (d) The Company will deliver the Option Shares being purchased by the Underwriters to the Representatives at the offices of Laidlaw Equities, Inc., 100 Park Avenue, New York, New York 10017 as set forth in Section 2(c) above, unless some other place is agreed upon, at 10:00 a.m., Eastern Daylight Time, against payment of the purchase price at the same place, on the date determined by the Representatives and of which the Company has received notice as provided in Section 2(b), which shall not be earlier than two nor later than three full business days after the exercise of the option as set forth in Section 2(b), or at such other time not later than ten full business days thereafter as may be agreed upon by the Representatives and the Company, such time and date being herein referred to as the "Second Closing Date."

          (e) Certificates for the Shares to be delivered will be registered in such names and issued in such denominations as the Underwriters request at least two business days prior to the First Closing Date or the Second Closing Date, as the case may be. The certificates will be made available to the Underwriters in definitive form for the purpose of inspection and packaging at least 24 hours prior to each respective closing date.

          (f) Payment to the Company for the Shares sold shall be made by wire transfer to the account designated by the Company or by certified or official bank check or checks in Clearing House (same day) funds, payable to the order of the Company.

          (g) The Underwriters will make a public offering of the Shares directly to the public (which may include selected dealers who are members in good standing of the National Association of Securities Dealers, Inc. ("NASD") or foreign dealers not eligible for membership in the NASD, but who have agreed to abide by the interpretation of the NASD's Board of Governors with respect to free-riding and withholding), as soon as the Underwriters deem practicable after the Registration Statement becomes effective at the public offering price set forth in Section 2(a) above subject to the terms and conditions of this Agreement and in accordance with the Prospectus; concessions from the public offering price may be allowed selected dealers who are members of the NASD as the Underwriters determine and the Underwriters will furnish the Company with such information about the distribution arrangements as may be necessary for inclusion in the Registration Statement. It is understood that the public offering price and concessions may vary after the public offering. The Underwriters shall offer and sell the Shares only in jurisdictions in which the offering of Shares has been duly registered or qualified, or is exempt from registration or qualification, and shall take reasonable measures to effect compliance with applicable federal and state securities laws.

          (h) It is understood that the Representatives, individually and not as Representatives, may (but shall not be obligated to) make payment on behalf of any Underwriter or Underwriters for the Shares to be purchased by such Underwriter or Underwriters. No such payment by either of the Representatives shall relieve such Underwriter or Underwriters from any of its or their other obligations hereunder.

          (i) On the First Closing Date, the Company shall issue and deliver to you, each Representative, a Representative's Warrant in return for payment of $______ each.

     3. COVENANTS OF THE COMPANY. The Company covenants and agrees with the several Underwriters that:

          (a) The Company will prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement (to the extent any such information was omitted) in reliance on Rule 430A under the Act and will not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy and as to which the Representatives shall have objected in writing promptly after reasonable notice thereof or which is not in compliance with the Act or the rules and regulations thereunder.

          (b) The Company will advise the Representatives promptly of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for that purpose, and the Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus or suspending such qualification and to obtain as soon as possible the lifting thereof, if issued.

          (c) The Company will endeavor to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will, or will cause counsel for the Underwriters to, make such applications, file such documents and furnish such information as may be reasonably requested by the Representatives, provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

          (d) The Company will furnish the Underwriters with as many copies of any Preliminary Prospectus as the Representatives may reasonably request and, during the period when delivery of a prospectus is required under the Act, the Company will furnish the Underwriters with as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may, from time to time, reasonably request. The Company will deliver to the Representatives, at or before the First Closing Date, one signed copy of the Registration Statement and all amendments thereto, including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement, including any documents incorporated by reference, without exhibits, and of all amendments thereto, as the Representatives may reasonably request.

          (e) If, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or if for any other reason it shall be necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare, and after consultation with the Representatives and counsel to the Underwriters, file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they are made, when it is so delivered, not misleading, or so that the Prospectus will comply with law. In case any Underwriter is required to deliver a prospectus in connection with sales of any Shares at any time nine months or more after the effective date of the Registration Statement, upon the request of the Representatives but at the expense of such Underwriter, the Company will prepare and deliver to such Underwriter as many copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.

          (f) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than fourteen months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 thereunder and will advise you in writing when such statement has been so made available.

          (g) The Company will, for five years after the First Closing Date, deliver to the Representatives copies of its annual report and copies of all other documents, reports and information furnished by the Company to its security holders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act.

          (h) No offering, sale or other disposition of any Common Stock or other capital stock of the Company, or warrants, options, convertible securities or other rights to acquire such Common Stock or other capital stock (other than pursuant to employee stock option plans, outstanding warrants or on the conversion of convertible securities outstanding on the date of this Agreement) will be made for a period of 13 months after the effective date of the Registration Statement, directly or indirectly, by the Company without the prior written consent of the Representatives.

          (i) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder substantially in accordance with the purposes set forth under "Use of Proceeds" in the Prospectus.

          (j) The Company will use its best efforts to maintain the listings of the Common Stock on Nasdaq and BSE.

          (k) Subject to the provisions set forth below, the Company shall be responsible for and pay all costs and expenses incident to the performance of its obligations under this Agreement including, without limiting the generality of the foregoing, (i) all costs and expenses in connection with the preparation and printing of the Registration Statement, Preliminary Prospectuses, the Underwriting Agreement and other underwriting documents, the preliminary and final Blue Sky memoranda and the Prospectus and any amendments thereof or supplements to any of the foregoing; (ii) the issuance and delivery of the Shares, including taxes, if any; (iii) the cost of all certificates representing the Shares; (iv) the fees and expenses of the Transfer Agent for the Shares; (v) the fees and disbursements of counsel for the Company; (vi) all fees and other charges of the independent public accountants of the Company; (vii) the cost of furnishing and delivering to the Underwriters and dealers participating in the offering copies of the Registration Statement (including appropriate exhibits), Preliminary Prospectuses, the Prospectus and any amendments of, or supplements to, any of the foregoing; (viii) the NASD filing fee; (ix) all accountable fees and expenses of counsel for the Company and counsel for the Representatives incurred in qualifying the Shares for sale under the laws of such jurisdictions upon which the Representatives and the Company may agree (including filing fees); and (x) the non-accountable expenses (not to exceed one and one-half percent (1.5%) of the gross proceeds from the sale of the Company Shares and the Option Shares) of the Representatives (the "Non-Accountable Expense Allowance"), including, but not limited to, fees and expenses of the Representative's counsel, costs and expenses of conducting a due diligence investigation of the Company and due diligence meetings, costs of travel in connection with the selling effort and tombstone advertisements. The Representatives acknowledge receipt of advances aggregating $50,000 against the Non-Accountable Expense Allowance. In the event this Agreement is terminated pursuant to Section
8 below, the Company
shall not be obligated to pay the Non-Accountable Expense Allowance, but shall remain obligated to pay the Representatives for any fees and expenses described in (ix) above and for all other accountable out-of-pocket expenses actually incurred by the Representatives hereunder.

     4.   CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

          The respective obligations of the Underwriters to purchase and pay for the Shares as provided herein shall be subject to the accuracy of the representations and warranties of the Company, in the case of the Company Shares as of the First Closing Date (as if made on and as of the First Closing Date), and in the case of the Option Shares, as of the Second Closing Date (as if made on and as of the Second Closing Date), to the performance by the Company (in the case of the First Closing Date) of its obligations hereunder, and to the satisfaction of the following additional conditions on or before the First Closing Date in the case of the Company Shares and on or before the Second Closing Date in the case of the Option Shares:

          (a) To the extent required by applicable law, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 1 hereof; no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, or any part thereof shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives.

          (b) The Representatives shall have received the opinion of Brownstein Hyatt Farber & Strickland, P.C., counsel for the Company, dated as of such respective closing dates and satisfactory in form and substance to the Representatives and counsel to the Underwriters, substantially to the effect that:

               (i) The Company has been duly organized and is validly existing in good standing under the laws of the state of its incorporation or organization. The Company's subsidiaries and each limited partnership of which any subsidiary is general partner are listed in Exhibit A hereto. The Company has the power and authority to own or lease its properties and conduct its business as described in the Prospectus, and is duly qualified to transact business as a foreign corporation or limited partnership, as the case may be, in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification and the failure to so qualify would have an Adverse Effect.

               (ii) The Company has the authorized and outstanding capital stock as described in the Prospectus. The outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid and nonassessable. The Shares to be issued and sold by the Company pursuant to this Agreement have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and nonassessable. Except as disclosed in the Prospectus, no preemptive rights pursuant to corporate law or, to the knowledge of such counsel, other preemptive or similar subscription rights of shareholders of the Company, or of holders of warrants, options, convertible securities or other rights to acquire shares of capital stock of the Company, exist with respect to any of the Shares or the issue and sale thereof. The capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Prospectus.

               (iii)To the knowledge of such counsel and except for the rights in connection with the Representative's Warrants as disclosed in the Prospectus, no rights to register outstanding shares of the Company's capital stock, or shares issuable upon the exercise of outstanding warrants, options, convertible securities or other rights to acquire shares of such capital stock, exist which have not been validly exercised or waived with respect to the Registration Statement or which are not exercisable with respect to the offering of the Shares.

               (iv) The Registration Statement has become effective under the Act, and no stop order or proceedings with respect thereto have been instituted or, to the knowledge of such counsel, are pending or threatened, by the Commission.

               (v) The Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements and notes thereto and other financial and statistical data included therein).

               (vi) To such counsel's knowledge, there are no franchises, leases, contracts, agreements or documents of a character required to be disclosed in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement or required to be incorporated by reference into the Prospectus which are not disclosed or filed or incorporated by reference, as required.

               (vii) Neither the execution and delivery of this Agreement nor the performance of the Company's obligations hereunder or the consummation of the transactions contemplated hereunder, will (A) conflict with, result in an breach of, or constitute a default under the terms of; (i) any obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, loan agreement, joint venture or other material agreement or instrument ("Material Contracts") identified to us as the only Material Contracts to which the Company is a party or by which the Company or any of its properties is bound; (ii) any law; or (iii) to the best of our knowledge, any order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, the violation of which could have a Material
Adverse Effect, or (B) violate any of the provisions of the Articles of Incorporation or Bylaws of the Company as in effect on the date hereof.

               (viii) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body of the State of Colorado, or, to such counsel's knowledge, any other state, is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by state securities and blue sky laws, as to which such counsel need express no opinion, and as to federal securities laws, as to which such counsel has otherwise opined) except such as have been obtained or made, specifying the same.

               (ix) The Company has the corporate power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Company.

               (x) The Company has the corporate power and authority to issue the Representative's Warrants. The Representative's Warrants have been duly authorized, executed and delivered by the Company and constitute the valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting creditors' rights generally, and by general principles of equity; the Warrant Shares issuable upon exercise of the Representative's Warrants have been duly authorized and reserved for issuance upon exercise of the Representative's Warrants, and, upon exercise of the Representative's Warrants and receipt by the Company of the consideration for such shares in accordance with the terms thereof, such Warrant Shares will be validly issued, fully paid and nonassessable.

               (xi) To counsel's knowledge, there are no legal or governmental proceedings, pending or threatened, before any court or administrative body or regulatory agency to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Registration Statement or Prospectus and are not so described, or statutes or regulations that are required to be described in the Registration Statement or the Prospectus that are not so described.

               (xii) The form of certificate for the Shares is in due and proper form and complies with all applicable statutory requirements.

               (xiii) All prior offers and sales of securities of the Company were exempt from registration under the Act and were either registered pursuant to, or exempt from registration under, all pertinent state securities, or blue sky, laws.

               (xiv) To such counsel's knowledge, there are no pending legal proceedings relating to trademarks, tradenames or service marks of the Company, and no such proceedings are threatened or contemplated.

     In rendering the opinions described above, counsel for the Company may rely, as to matters of fact with respect to the Company, upon representations of the Company contained in this Agreement and certificates of officers of the Company, provided that copies of such certificates are delivered to the Representatives.

     In addition to the matters set forth above, such opinion shall also include a statement to the effect that, although such counsel is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of any of the statements contained in the Registration Statement or Prospectus and such counsel makes no representation that it has independently verified the accuracy, completeness or fairness of such statements, in connection with such counsel's representation of the Company in the preparation of the Registration Statement and Prospectus nothing came to the attention of such counsel which caused it to conclude that, as of its effective date, the Registration Statement or any further amendment thereto (other than the financial statements and notes thereto and other financial and statistical data included therein, as to which such counsel need express no opinion) made by the Company prior to the First Closing Date or the Second Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto (other than the financial statements and notes thereto and other financial and statistical data included therein, as to which such counsel need express no opinion) made by the Company prior to the First Closing Date or the Second Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

          (c) The Representatives shall have received from Dorsey & Whitney LLP, counsel for the Underwriters, an opinion dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement, the Prospectus, and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

          (d) The Representatives shall have received on each of the date hereof, the First Closing Date and the Second Closing Date, as the case may be, a signed letter, dated as of the date hereof, the First Closing Date or the Second Closing Date, as the case may be, in form and substance satisfactory to the Representatives, from BDO Seidman, LLP to the effect that they are independent public accountants with respect to the Company within the meaning of the Act and the related rules and regulations and containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus specified by the Representatives and counsel for the Underwriters.

          (e) Subsequent to the execution and delivery of this Agreement and prior to the First Closing Date or the Second Closing Date, as the case may be, there shall not have been any Adverse Effect or any development involving a prospective Adverse Effect, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in your judgment, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the First Closing Date or the Second Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

          (f) The Representatives shall have received from the Company a certificate, dated as of the First Closing Date and the Second Closing Date, as the case may be, signed on behalf of the Company by each of the president and the chief financial officer of the Company to the effect that:

               (i) The representations and warranties of the Company in this Agreement are true and correct as if made on and as of each closing date. The Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at, or prior to, such date.

               (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or is pending or, to the knowledge of such officers, is contemplated under the Act.

               (iii) Neither the Registration Statement nor the Prospectus nor any amendment thereof or supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and, since the effective date of the Registration

Statement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth; provided, however, that such certificate does not require any representation concerning statements in, or omissions from, the Registration Statement or Prospectus or any amendment thereof or supplement thereto, which are based solely upon and conform to written information furnished to the Company by any of the Underwriters specifically for use in the preparation of the Registration Statement or the Prospectus or any such amendment or supplement.

               (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as contemplated by or referred to in the Prospectus, the Company has not incurred any direct or contingent liabilities or obligations material to the Company, or entered into any material transactions, except liabilities, obligations or transactions in the ordinary course of business, and there has not been any change in the capital stock, short-term debt, or long-term debt of the Company other than trade credit of the Company, debt incurred in connection with the financing of receivables arising in the ordinary course of the Company's business or the exercise of options or warrants for Common Stock disclosed in the Prospectus, any Adverse Effect or declaration or payment of any dividend by the Company.

               (v) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not sustained any material loss of, or damage to, its properties, whether or not insured.

               (vi) Except as is otherwise expressly stated in the Registration Statement and Prospectus there are no material actions, suits or proceedings pending before any court or governmental agency, authority or body, or, to such officers' knowledge, threatened, to which the Company is a party or of which the business or property of the Company is the subject.

          (g) The Representatives shall have received, dated as of the First Closing Date or Second Closing Date, as the case may be, from the Secretary of the Company a certificate of incumbency certifying the names, titles and signatures of the officers authorized to execute, deliver and perform this Agreement. Attached to such certificate shall be a copy of the Bylaws of the Company and the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement. Such certificate shall also certify that such resolutions, the Articles of Incorporation of the Company and the Bylaws of the Company have been validly adopted and have not been amended or modified, except as described in the Prospectus.

          (h) The Representatives shall have received a written agreement from each of the officers and directors named in Schedule II hereto, that, subject to the terms of such written agreements, no offer, sale, contract to sell, other disposition of any Common Stock of the Company will be made for a period of 13 months after the effective date of the Registration Statement, directly or indirectly, by such holder otherwise than with the prior written consent of the Representatives.

          (i) The Shares shall have been approved for listing, subject to notice of issuance, on Nasdaq and BSE.

          (j) The Company shall have furnished to the Underwriters, dated as of the date of each closing date, such further certificates and documents as the Representatives shall have reasonably required.

          (k) All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to the Representatives and its legal counsel. All statements contained in any certificate, letter or other document delivered pursuant hereto by, or on behalf of, the Company shall be deemed to constitute representations and warranties of the Company.

          (l) The Representatives may waive in writing the performance of any one or more of the conditions specified in this Section 4 or extend the time for their performance.

          (m) The Company shall have furnished to the Representatives a certificate, dated as of the closing date, from the Company stating that the offers to the limited partners of Illinois Center Golf Partners, L.P. and Goose Creek Golf Club Partnership to purchase their limited partnership interests have been completed in accordance with the provisions of the related offers to purchase and specifying the limited partnership interests of each such limited partnership tendered and paid for with the proceeds of the offering of the Shares.

          (n) If any of the conditions specified in this Section 4 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the First Closing Date or Second Closing Date, as the case may be, by the Representatives. Any such cancellation shall be without liability of the Underwriters to the Company or to any other party, and shall not relieve the Company of its obligations under Section 3(k) hereof. Notice of such cancellation shall be given to the Company at the address specified in
Section 11 hereof in writing, or by facsimile or telephone and confirmed in writing.

     5.   REPRESENTATIVE'S WARRANT.

     On the First Closing Date, the Company shall sell to each of the Representatives a Representative's Warrant for a price equal to $_____. Each Representative's Warrant shall first become exercisable one year after the Effective Date and shall remain exercisable for a period of four years thereafter. The Representative's Warrants shall be subject to certain transfer restrictions and shall be in substantially the form filed as an exhibit to the Registration Statement and attached as Appendix B hereto.

     6.   INDEMNIFICATION.

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls each Underwriter, their affiliated companies and each of such affiliated companies' respective officers, directors, agents and controlling persons (within the meaning of each of Section 20 of the Securities and Exchange Act of 1934 and Section 15 of the Act) (each of the foregoing, including the Underwriters, is individually referred to in this Section 6 and in Section 7 as an "Underwriter" and collectively are referred to as the "Underwriters") against any losses, claims, damages or liabilities, joint or several, brought by a third party, to which such Underwriter or each such controlling person may become subject, under the Act, the Exchange Act, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon: (i) any claim by any person, directly or indirectly, for compensation for services as a finder in connection with the transactions contemplated by this Agreement; (ii) any claim by any person, directly or indirectly, alleging unfair competition, trademark, tradename or service mark infringement or similar cause of action arising out of the Company's use of the name "MetroGolf," either alone or in connection with any logo, trade dress or trade style; (iii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that the Company shall not be liable to any Underwriter under the indemnity agreement in this subsection (iii) with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability (or action in respect thereof) results from the fact that such Underwriter sold Common Stock to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented if the Company has previously furnished copies thereof to such Underwriter); or (iv) any untrue statement or alleged untrue statement of a material fact contained in any application or other statement executed by the Company or based upon written information furnished by the Company and filed in any jurisdiction in order to qualify the Shares under, or exempt the Shares or the sale thereof from qualification under, the securities laws of such jurisdiction, or the omission or alleged omission to state in such application or statement a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and, subject to the provisions of paragraph (d) of this Section 6, will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon, an untrue statement, or alleged untrue statement, omission or alleged omission, made in reliance upon and in conformity with information furnished to the Company by, or on behalf of, any Underwriter in writing specifically for use in the preparation of the Registration Statement or any such post effective amendment thereof, any such Preliminary Prospectus or the Prospectus or other application or statement filed under any states' securities, or blue sky, law or any such amendment thereof or supplement thereto. This indemnity agreement is in addition to any liability which the Company may otherwise have.

          (b) Each Underwriter severally, but not jointly, agrees to indemnify and hold harmless the Company, each of the Company's directors, each of the Company's officers who has signed the Registration Statement, and each person who controls the Company within the meaning of Section 15 of the Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, or controlling person may become subject, under the Act, the Exchange Act, the common law or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of, or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any application or other statement executed by the Company or by any Underwriter or based upon written information furnished by the Company or the Underwriters and filed in any jurisdiction in order to qualify the Shares under, or exempt the Shares or the sale thereof from qualification under, the securities laws of such jurisdiction, or the omission or alleged omission to state in such application or statement a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; in each of the above cases to the extent, but only the extent, that such untrue statement, alleged untrue statement, omission or alleged omission, was made in reliance upon and in conformity with information furnished to the Company by, or on behalf of, any Underwriter in writing specifically for use in the preparation of the Registration Statement or any such post-effective amendment thereof, any such Preliminary Prospectus or the Prospectus or any such amendment thereof or supplement thereto, or in any application or other statement executed by the Company or by any Underwriter and filed in any jurisdiction; and each Underwriter will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action. This indemnity agreement is in addition to any liability which the Underwriters may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 6, notify in writing the indemnifying party of the commencement thereof. The omission to so notify the indemnifying party will not relieve it from any liability under this Section 6 as to the particular item for which indemnification is then being sought, unless such omission so to notify prejudices the indemnifying party's ability to defend such action. In case any such action is brought against any indemnified party and the indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel who shall be reasonably satisfactory to such indemnified party; and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the reasonable judgment of the indemnified party or parties, it is advisable for such party or parties and any controlling persons to be represented by separate counsel by reason of a conflict of interest of the counsel chosen by the indemnifying party, any indemnified party shall have the right to employ separate counsel to represent it and other parties and their controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by any party hereunder, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party. In any such event, the indemnifying party will not be obligated to pay the fees and expenses of more than one counsel for the indemnified parties with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expense of additional counsel or counsels for the indemnified parties. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

     7.   CONTRIBUTION.

          (a) If the indemnification provided for in Section 6 is unavailable under applicable law to any indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The Company and the Underwriters agree that contribution determined by per capita allocation (even if the Underwriters were considered a single person) would not be equitable. The respective relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company bears to the total underwriting discount received by the Underwriters, in each case as set forth in the Prospectus. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the parties, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and the extent to which a loss, claim, damage or liability (or action in respect thereof) with respect to any Preliminary Prospectus result from the fact that an Underwriter sold Common Stock to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus if the Company has previously furnished copies thereof to such Underwriter. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto. The Underwriters' obligation to contribute pursuant to this Section 7 are several and not joint in proportion to their respective obligations under Section 7. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of the Act or the Exchange Act shall have the same rights to contribution as such Underwriter, each person who controls the Company within the meaning of the Act or the Exchange Act shall have the same rights to contribution as the Company and each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company.

          (b) Promptly after receipt by a party to this Agreement of notice of the commencement of any action, suit, or proceeding as to which contribution may be sought, such person will, if a claim for contribution in respect thereof is to be made against another party (the "Contributing Party"), notify the Contributing Party of the commencement thereof, but the omission so to notify the Contributing Party will not relieve the Contributing Party from any liability which it may have to any party other than under this Section 7, unless such omission so to notify prejudices the Contributing Party's ability to defend such action. Any notice given pursuant to Section 7 hereof shall be deemed to be like notice hereunder. In case any such action, suit or proceeding is brought against any party, and such person notifies a Contributing Party of the commencement thereof, the Contributing Party will be entitled to participate therein with the notifying party and any other Contributing Party similarly notified.

     8.   EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION.

          (a) This Agreement shall become effective the later of (a) the date and time that this Agreement is executed and delivered by the parties hereto and
(b) at 10:00 a.m., Eastern Daylight Time, on the first full business day following the Effective Date, or at such earlier time after the Effective Date as the Representatives in their discretion shall first release the Shares for offering to the public. For purposes of this Section 8, the Shares shall be deemed to have been released to the public upon release by the Representatives of the publication of a newspaper advertisement relating to the Shares or upon release of a facsimile or a letter offering the Shares for sale to securities dealers, whichever shall first occur.

          (b) Until the First Closing Date, this Agreement may be terminated by the Representatives, at their option, by giving notice to the Company, if (i) the Company shall have sustained a loss by fire, flood, accident or other calamity which has an Adverse Effect; the Company has become a party to material litigation required to be, but not disclosed in the Registration Statement or the Prospectus; or the business or financial condition of the Company has become the subject of any material litigation not disclosed in the Registration Statement or the Prospectus, or there shall have been, since the respective dates as of which information is given in the Registration Statement or the Prospectus, any Adverse Effect, whether or not arising in the ordinary course of business, which Adverse Effect, in the reasonable judgment of the Representatives, shall render it inadvisable to proceed with the delivery of the Shares, whether or not such Adverse Effect shall have been insured; (ii) trading in securities generally on the New York Stock Exchange, American Stock Exchange, Nasdaq, BSE or any over-the-counter market shall have been suspended or minimum prices shall have been established by the Commission or by any such exchange; (iii) a general banking moratorium shall have been declared; (iv) there shall have been such a material adverse change in general economic, monetary, political or financial conditions, or the effect of international conditions on the financial markets in the United States shall be such as, in the judgment of the Representatives, makes it inadvisable to proceed with the delivery of the Shares; (v) there shall have been the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority, which in the judgment of the Representatives has been or will have an Adverse Effect; or
(vi) there shall be a material outbreak of hostilities or material escalation and deterioration in the political and military situation between the United States and any foreign power or a formal declaration of war by the United
States of America shall have occurred. Any such termination shall be without liability of any party to any other party, except as provided in Sections 6 and 7 hereof; provided, however, that the Company shall remain obligated to pay costs and expenses to the extent provided in Section 3(k) hereof.

          (c) If the Representatives elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 8, it shall notify the Company by facsimile or telephone, confirmed by letter sent to the address specified in Section 11 hereof. If the Company shall elect to prevent this Agreement from becoming effective, it shall notify the Representatives promptly by facsimile or telephone, confirmed by letter sent to the addresses specified in Section 11 hereof.

     9.   DEFAULT OF UNDERWRITER.

     If, on the First Closing Date or the Second Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representatives of the Underwriters, shall use your best efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon, and upon the terms set forth herein, of the Company Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as

Representatives, shall not have procured such other Underwriters, or any others, to purchase the Company Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then
(A) if the aggregate number of Shares with respect to which such default shall occur does not exceed 10% of the Company Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Company Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Company Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase or
(B) if the aggregate number of shares of Company Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Company Shares or Option Shares, as the case may be, covered hereby, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except for expenses to be borne by the Company, and the Underwriters as provided in Section 3(k) hereof and the indemnity and contribution agreements in Sections 6 and 7 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the First Closing Date or Second Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes, not including a reduction in the number of Company Shares, in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this
Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10. SURVIVAL OF INDEMNITIES, CONTRIBUTION AGREEMENTS, WARRANTIES AND REPRESENTATIONS.

     The respective indemnity and contribution agreements of the Company and the Underwriters contained in Sections 6 and 7, respectively, the representations and warranties of the Company set forth in Section 1 and Section 2 hereof, respectively, and the covenants of the Company set forth in Section 4 hereof, respectively, shall remain operative and in full force and effect, regardless of any investigation made by, or on behalf of, the Underwriters, the Company, any of its officers and directors, or any controlling person referred to in Sections 6 and 7, and shall survive the delivery of and payment for the Shares. The aforesaid indemnity and contribution agreements shall also survive any termination or cancellation of this Agreement. Any successor of any party or of any such controlling person, or any legal Representatives of such controlling person, as the case may be, shall be entitled to the benefit of the respective indemnity and contribution agreements.

     11.  NOTICES.

     All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to the Representatives or any of the Underwriters, shall be mailed, delivered, or telecopied and confirmed, to Laidlaw Equities, Inc., 100 Park Avenue, New York, New York
10017, Attention: Barbara Bradley, with a copy to Andrew J. Cahill, and Cruttenden Roth Incorporated, 18301 Von Karman, Irvine, California 92715,
Attention: Christopher D. Jennings, with a copy to Kevin A. Cudney, Esq., Dorsey & Whitney LLP, Suite 4400, 370 Seventeenth Street, Denver, Colorado 80202; if sent to the Company, shall be mailed, delivered, or telecopied, and confirmed, to MetroGolf Incorporated, 1999 Broadway, Suite 2435, Denver, Colorado 80202,
Attention: Charles D. Tourtellotte, with a copy to Jeffrey M. Knetsch, Esq., Brownstein Hyatt Farber & Strickland, P.C., 410 Seventeenth Street, 22nd Floor, Denver, Colorado 80202.

     12.  INFORMATION FURNISHED BY THE UNDERWRITER.

     The statements relating to the stabilization activities of the Underwriters and the statements in the paragraphs under the caption "Underwriting" in any Preliminary Prospectus and in the Prospectus constitute the only information furnished by, or on behalf of, the Underwriters in writing specifically for use in the preparation of the Registration Statement or any post-effective amendment thereof, any preliminary Prospectus or the Prospectus or any amendment thereof or supplement thereto, or in any application or other statement executed by the Company or the Underwriter and filed in any jurisdiction as referred to in
Section 6 hereof.

     13.  PARTIES.

     This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company, their respective successors and assigns and the officers, directors and controlling persons referred to in Sections 6 and 7. Nothing expressed in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto, their respective successors and assigns and the controlling persons, officers and directors referred to in Sections 6 and 7 any legal or equitable right, remedy or claim under, or in respect of, this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective executors, administrators, successors, assigns and such controlling persons, officers and directors, and for the benefit of no other person or corporation. No purchaser of any Shares from the Underwriters shall be construed a successor or assign merely by reason of such purchase.

     14.  GOVERNING LAW.

     This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without regard to its conflict of law provisions.

     15.  COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which taken together shall be deemed to be an original, but all of which shall constitute one and the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed counterpart of this Agreement, whereupon it will become a binding agreement between the Company and each of the Underwriters in accordance with its terms.

                                       Very truly yours,

                                       METROGOLF INCORPORATED


                                       -------------------------------------
                                       By: Charles D. Tourtellotte, Chairman
                                           and President


The foregoing Underwriting Agreement is
hereby confirmed and accepted by us for
itself and as Representatives of the
Underwriters referred to in the foregoing
Agreement as of the date first above written.

LAIDLAW EQUITIES, INC.


- -------------------------------
By:  Barbara Bradley


CRUTTENDEN ROTH INCORPORATED

- -------------------------------
By:  Christopher D. Jennings

                                  SCHEDULE I

                          SCHEDULE OF UNDERWRITERS

     NAME OF UNDERWRITER                     NUMBER OF COMPANY SHARES
     -------------------                     ------------------------

    Laidlaw Equities, Inc.

    Cruttenden Roth Incorporated


                                                    ---------
    Total                                           1,200,000
                                                    ---------
                                                    ---------

                                  SCHEDULE II

                      SCHEDULE OF OFFICERS AND DIRECTORS
                     REQUIRED TO EXECUTE LOCK-UP AGREEMENTS



Charles D. Tourtellotte

J.D. Finley

Ernie Banks

Jack F. Lasday












                                   II-1